UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 10, 2010

ROCKY MOUNTAIN FUDGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51688	16-1734022
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4596 Russell Street, Salt Lake City, Utah 84117
(Address of principal executive offices)

Registrant's telephone number, including area code: (801) 230-1807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 3 – Securities and Trading Markets

Item  3.02   Unregistered Sales of Equity Securities.

On May 10, 2010, the company’s Board of Directors authorized the issuance of an aggregate of 6,000,000 shares of authorized, but previously unissued common stock.  The securities were issued to two directors for an aggregate cash consideration of $50,000 and for the forgiveness of certain debts and obligations owed by the company valued at approximately $25,000.

The shares of the company’s common stock were issued in a private, isolated transaction to two persons familiar with the business of the company.  In issuing the shares, the company relied on the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of that Act.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Mountain Fudge Company, Inc.

Date: June 17, 2010	By:	/S/ Steven D. Moulton
Steven D. Moulton
President